Exhibit 99.1

For Immediate Release

PLx Pharma Inc. Announces Adjournment of Special Meeting of Stockholders

Houston, Texas, February 14, 2019 — PLx Pharma Inc. (NASDAQ: PLXP) (“PLx” or the “Company”), a late-stage specialty pharmaceutical company focused on commercializing two patent-protected products, Vazalore™ 325 mg and Vazalore™ 81 mg (referred to together as “Vazalore”™), announced today that its Special Meeting of Stockholders, held on February 14, 2019 (the “Original Meeting”), was adjourned until February 19, 2019, at 9:00 a.m. Eastern Time (the “Adjourned Meeting”). The purpose of the adjournment is to provide stockholders with additional time to consider the supplement to the definitive proxy statement filed on February 13, 2019, which supplement corrects a clerical error in Annex A. The Adjourned Meeting will be held at the offices of the Company’s counsel, Olshan Frome Wolosky LLP, at 1325 Avenue of the Americas, New York, New York 10019.

A quorum was present for the authorization of the Original Meeting and, as of the date and time of the Original Meeting, there were sufficient proxies to approve an amendment to the Company’s Amended Certificate of Incorporation to authorize 1,000,000 shares of “blank check” preferred stock (Proposal 1) and to approve the issuance of more than 20% of the Company’s common stock pursuant to a private placement transaction with certain accredited investors and a change of control for purposes of Nasdaq Listing Rule 5635 (Proposal 2).

Stockholders with any questions or in need of assistance in submitting a proxy or voting their shares, may contact InvestorCom, Inc. at the address and telephone number set forth below:

InvestorCom, Inc.

19 Old Kings Highway S. – Suite 210

Darien, CT 06820

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

Important Information

This material may be deemed to be solicitation material in respect of the Adjourned Meeting to be held on February 19, 2019. In connection with the Adjourned Meeting, the Company has filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) on January 10, 2019 and a supplement to such definitive proxy statement on February 13, 2019. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the Adjourned Meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement and the supplement free of charge by directing a request to the Company’s Secretary. In addition, the definitive proxy statement and supplement are available free of charge at the SEC’s website, www.sec.gov.

About Vazalore
Vazalore 325 mg is an FDA-approved aspirin product being developed to provide high-risk cardiovascular and stroke patients with more reliable and predictable antiplatelet efficacy as compared to enteric-coated aspirin, while also reducing the adverse gastric events common in an acute setting. PLx is focused on manufacturing, scale-up and label finalization for Vazalore 325 mg aspirin dosage form and preparing an sNDA for Vazalore 81 mg maintenance dose form.

About PLx Pharma Inc.
PLx Pharma Inc. is a late-stage specialty pharmaceutical company focused on developing its clinically validated and patent-protected PLxGuard™ delivery system to provide effective and safe aspirin products. The PLxGuard delivery system works by targeting delivery of active pharmaceutical ingredients (API) to various portions of the gastrointestinal (GI) tract. PLx believes this has the potential to improve the absorption of many drugs currently on the market or in development, and to reduce GI side effects—including erosions, ulcers and bleeding—associated with aspirin and ibuprofen, and potentially other drugs.

To learn more about PLx Pharma Inc. and its pipeline, please visit www.plxpharma.com.

Safe Harbor Statements Regarding Forward Looking Statements

The statements in this news release made by representatives of PLx relating to matters that are not historical facts, including without limitation, those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of PLx's product candidates and the sufficiency of PLx's cash and other capital resources, PLx’s ability to fund its operations, the continued development by PLx of Vazalore are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the U.S. or abroad, or PLx's ability to fund such efforts with or without partners. PLx undertakes no obligation to update any of these statements. In addition, there can be no assurance that PLx will be able to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for stockholders. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in PLx's filings with the SEC, including those discussed in PLx's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports filed on Form 8-K.

Contact

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Source: PLx Pharma Inc.